6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC
LETTER AGREEMENT

August 28, 2014

Dear Mr. Lingafelter:

We are pleased to inform you that the Board of Trustees of Corporate Office Properties Trust (the “Company”) has determined that, effective as of January 3, 2015, you are eligible to participate in the Corporate Office Properties Trust, Corporate Office Properties L.P. Executive Change in Control and Severance Plan (the “Plan”) as a Covered Executive, subject to the terms and conditions of the Plan. Capitalized terms used herein and not defined herein shall have the meanings given to such terms in the Plan.

The terms of the Plan are detailed in the copy of the Plan that is attached as Exhibit A to this Letter Agreement, and those terms, including without limitation, Sections 5 and 6 of the Plan, are incorporated in and made a part of this Letter Agreement. As described in more detail in the Plan, the Plan entitles you to certain severance benefits in the event that your employment with the Employer terminates under certain circumstances. By signing this Letter Agreement and as a condition of your eligibility for the payments and benefits set forth in the Plan, you agree to comply with the provisions of the Plan and you agree to comply with the provisions of the confidentiality, non-competition, non-solicitation and non-disparagement requirements set forth on Exhibit B to this Letter Agreement (collectively the “Restrictive Covenants”) during your employment and, to the extent required by the Restrictive Covenants, after your employment ends regardless of the reason for the ending of such employment, unless otherwise mutually agreed upon by the Employer and Lingafelter. Your Termination Payment Multiple shall be 1.00 and your Change in Control Termination Payment Multiple shall be 2.99.

This Letter Agreement and the Plan constitute the entire agreement between you and the Company with respect to the subject matter hereof and, as of January 3, 2015, shall supersede in all respects any and all prior agreements between you and the Company concerning such subject matter. This Letter Agreement also constitutes written notice from the Company and the Employer that the term of the Employment Agreement between the Company, Corporate Office Properties L.P. and you, dated as of December 31, 2008, as amended to date (the “Employment Agreement”) will not renew and will terminate at the end of the Basic Term (as defined in the Employment Agreement) on January 2, 2015, pursuant to Section 4(a) of the Employment Agreement.

By signing below, you agree to the terms and conditions of the Restrictive Covenants set forth on Exhibit B hereto, and acknowledge (i) your participation in the Plan as of January 3, 2015, (ii) that you have received and read a copy of the Plan, (iii) that you agree that any termination benefits provided for in the Plan are subject to all of the terms and conditions of the Plan and you agree to such terms, conditions, (iv) that the Company and the Employer may amend or terminate the Plan at any time, (v) that the Restrictive Covenants shall survive and continue to apply notwithstanding any amendment or termination of the Plan (or the benefits to be provided thereunder) in the future and (vi) that the Employment Agreement and the term of employment thereunder shall not be renewed and shall expire on January 2, 2015, which is the end of the Basic Term thereunder.

Congratulations on being selected to participate in the Plan.

“Employer”
Corporate Office Properties L.P., a Delaware limited partnership
By: Corporate Office Properties Trust, a Maryland real estate investment trust

By: /s/ Roger A. Waesche, Jr.
Name: Roger A. Waesche, Jr.
Title: President & CEO

“Company” Corporate Office Properties Trust, a Maryland real estate investment trust By: /s/ Roger A. Waesche, Jr. Name: Roger A. Waesche, Jr. Title: President & CEO

AGREED TO AND ACCEPTED

/s/ Wayne H. Lingafelter
Wayne H. Lingafelter

2

EXHIBIT A
TO THE LETTER AGREEMENT

See attached copy of the Plan

EXHIBIT B
TO THE LETTER AGREEMENT

Restrictive Covenants

Capitalized terms used herein but not defined herein shall have the meanings given to such terms in the Corporate Office Properties Trust, Corporate Office Properties L.P. Executive Change in Control and Severance Plan (the “Plan”) and in the Letter Agreement under the Plan to which this Exhibit B is attached. In consideration of, among other things, the Covered Executive’s participation in the Plan and continued employment by the Employer, the Covered Executive agrees to comply with the covenants, terms and conditions set forth below. The Covered Executive acknowledges that the covenants, terms and conditions set forth below will continue to apply notwithstanding any amendment or termination of the Plan (or the benefits to be provided thereunder) in the future.
1.Confidentiality and Loyalty. The Covered Executive acknowledges that heretofore or hereafter during the course of the Covered Executive’s employment the Covered Executive has produced and received, and may hereafter produce, receive and otherwise have access to various materials, records, data, trade secrets and information not generally available to the public (collectively, “Confidential Information”) regarding the Employer and its subsidiaries and affiliates. Accordingly, during and subsequent to termination of the Covered Executive’s employment with the Employer, the Covered Executive shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent that such information is or thereafter becomes lawfully available from public sources, or such disclosure is authorized in writing by the Employer, required by law or by any competent administrative agency or judicial authority, or otherwise as reasonably necessary or appropriate in connection with the performance by the Covered Executive of the Covered Executive’s duties hereunder. All records, files, documents, computer diskettes, computer programs and other computer-generated material, as well as all other materials or copies thereof relating to the business of the Employer, which the Covered Executive shall prepare or use, shall be and remain the sole property of the Employer, shall not be removed from the Employer’s premises without its written consent, and shall be promptly returned to the Employer upon termination of the Covered Executive’s employment. The Covered Executive agrees to abide by the reasonable policies of the Employer, as in effect from time to time, respecting confidentiality and the avoidance of interests conflicting with those of the Employer.

2.Non-Competition; Non-Solicitation; Non-Disparagement.

(a)Non-Competition. The Employer and the Covered Executive agree that the Covered Executive has access to certain confidential information of the Employer, and have agreed that as an essential ingredient of and in consideration of the Covered Executive’s participation in the Plan, the Covered Executive hereby agrees that, except with the express prior written consent of the Employer, while the Covered Executive is employed by the Employer and for a period of 12 months after the termination of the Covered Executive’s employment with the Employer for any reason (the “Restrictive Period”), the Covered Executive will not directly or indirectly compete with the business of the Employer by directly or indirectly owning, managing, operating, controlling, financing, or by directly or indirectly serving as an employee, officer, trustee or director of or consultant to, the businesses set forth on Exhibit C attached hereto or their affiliates or successors (the “Non-Competition Covenant”). If the Covered Executive violates the Non-Competition Covenant and the Employer brings legal action for injunctive or other relief, the Employer shall not, as a result of the time involved in obtaining such relief, be deprived of the benefit of the full period of the Non-Competition Covenant. Accordingly, the Non-Competition Covenant shall be deemed to have the duration specified in this paragraph (a) computed from the date the relief is granted but reduced by the time between the period when the Restrictive Period began to run and the date of the first violation of the Non-Competition Covenant by the Covered Executive. The foregoing Non-Competition Covenant shall not prohibit a Covered Executive from owning, directly or indirectly, capital stock or similar securities which are listed on a securities exchange which do not represent more than five percent of the outstanding capital stock of any corporation.

(b)Non-Solicitation. The Covered Executive agrees that, except with the express prior written consent of the Employer, while the Covered Executive is employed by the Employer and for a period of 12 months thereafter, the Covered Executive will not directly or indirectly solicit or induce, or attempt to solicit or induce, any employee or agent of Employer to terminate employment with Employer or become employed by any other person, firm, partnership, corporation, trust or other entity

(c)Non-Disparagement. While the Covered Executive is employed and for 12 months following termination of a Covered Executive’s employment for any reason, the Covered Executive shall not intentionally disclose or cause to be disclosed any negative, adverse or derogatory comments or information about (i) the Employer or its employees or the trustees of the Company; (ii) the properties of or any product or service provided by the Employer; or (iii) the Employer’s prospects for the future. For 12 months following termination of the Covered Executive’s employment for any reason, the Employer shall not disclose or cause to be disclosed any negative, adverse or derogatory comments or information about the Covered Executive. Nothing in this Section shall prohibit either the Employer or a Covered Executive from testifying truthfully in any legal or administrative proceeding or making any other truthful disclosure required by applicable law.

(d)Remedies for Certain Breached. The Covered Executive acknowledges that the restrictions contained in Sections 1 and 2 of this Exhibit B are reasonable and necessary for the protection of the legitimate proprietary business interests of the Employer; that any violation of these restrictions would cause substantial injury to the Employer and such interests; that the Employer would not have caused the Covered Executive to participate under the Plan without receiving the additional consideration offered by the Covered Executive in binding himself to these restrictions; and that such restrictions were a material inducement to the Employer to offer the benefits set forth in the Plan. In the event of any violation or threatened violation of these restrictions, the Employer shall be relieved of any further obligations under the Plan, shall be entitled to seek any rights, remedies or damages available at law, in equity or otherwise under the Plan, and shall be entitled to seek preliminary and temporary injunctive relief granted by a court of competent jurisdiction to prevent or restrain any such violation by the Covered Executive and any and all persons directly or indirectly acting for or with the Covered Executive, as the case may be, while awaiting the decision of the arbitrator selected in accordance with Section 5 of the Plan, which decision, if rendered adverse to the Covered Executive, may include permanent injunctive relief to be granted by the court.

(e)Definition of Employer. For purposes of Sections 1 and 2, the term “Employer” shall be deemed to include all of the Employer’s subsidiaries and affiliates.

3.Arbitration of Disputes; Enforcement and Governing Law. Sections 5 and 6 of the Plan are expressly incorporated by reference into this Exhibit B.

2

EXHIBIT C
TO THE LETTER AGREEMENT

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3

CORPORATE OFFICE PROPERTIES TRUST
CORPORATE OFFICE PROPERTIES L.P.
EXECUTIVE CHANGE IN CONTROL AND SEVERANCE PLAN
1.Adoption of Plan; Covered Executives. The Board of Trustees (the “Board”) of Corporate Office Properties Trust, a Maryland real estate investment trust (the “Company”) and the general partner of Corporate Office Properties L.P., a Delaware limited partnership (the “Employer”), have determined that this Executive Change in Control and Severance Plan (this “Plan”) should be adopted. The executives and officers of the Employer and/or the Company covered by this Plan (each such executive or officer a “Covered Executive” and collectively, the “Covered Executives”) will be those executives and officers selected by the Employer and the Company, in their sole discretion, who have entered into the letter agreement provided to the Covered Executive by the Company and the Employer substantially in the form attached hereto as Exhibit I (the “Letter Agreement”) stating, among other things, that such executive or officer will participate in this Plan and comply with certain confidentiality, non-competition, non-solicitation, non-disparagement and other covenants set forth as an exhibit to such Letter Agreement (collectively the “Restrictive Covenants”). Nothing in this Plan shall be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Company and the Employer and the Covered Executive, the Covered Executive shall not have any right to be retained in the employ of the Employer.
2.    Definitions. The following terms shall be defined as set forth below:
(a)    “Average Performance Bonus” shall mean the average of the annual performance bonuses, if any, for the three most recent years for which the amount of the annual performance bonus has been determined (or such fewer number of years for which such amount has been determined and specifically excluding any special bonus or cash award, such as any retention bonus or sign-on bonus), provided that if the Covered Executive was not eligible to receive a performance bonus with respect to all of the prior three fiscal years, such amount shall be calculated based on the Target Bonus.
(b)    “Base Salary” shall mean the annual base salary rate in effect immediately prior to a Terminating Event, without giving effect to any decrease in such Base Salary occurring within 90 days of such date that would result in the Covered Executive being deemed to have been Constructively Discharged.
(c)    “Cause” shall mean, the termination of employment on the basis or as a result of (i) the Covered Executive’s conviction or disposition other than “not guilty” of a felony, a crime of moral turpitude or any crime in connection with any financial, business or commercial enterprise or transaction; (ii) a final judgment or other finding by a federal or state court or federal or self-regulatory agency that the Covered Executive has committed an intentional or reckless violation of security laws; (iii) any actions engaged in by the Covered Executive constituting a violation of law, dishonesty, bad faith or willful disregard of duties in connection with the Covered Executive’s services with respect to the Employer; (iv) any act of willful misconduct committed by the Covered Executive directly or indirectly related to Covered Executive’s employment or services with respect to the Employer, including but not limited to, misappropriation of funds, dishonesty, fraud, unlawful securities transactions or a material violation of the Employer’s Code of Business Conduct and Ethics or the Company’s Code of Ethics for Financial Officers; or (v) the willful or negligent failure of the Covered Executive to perform the Covered Executive’s duties, which failure continues for a period of thirty 30 days after written notice thereof is given to the Covered Executive.
(d)    “Change in Control” shall mean the following occurring after the effective date of this Plan:
(i)    The consummation of the acquisition by any person, (as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 50 percent or more of the combined voting power embodied in the then outstanding voting securities of the Company; or
(ii)    The consummation of (1) a merger or consolidation of the Company, if the stockholders of the Company immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50 percent of the combined voting power of the then outstanding voting securities of the entity resulting from such merger or consolidation in substantially the same proportion as was represented by their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation; or (2) the sale or other disposition of all or substantially all of the assets of the Company; or
(iii)    Approval by the stockholders of the Company of a complete or substantial liquidation or dissolution of the Company.
(e)    Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because 50 percent or more of the combined voting then outstanding securities is acquired by: (1) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of the entity; or (2) any corporation or other entity which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.
(f)    “Change in Control Termination Payment” shall mean an amount equal to (1) the Covered Executive’s Change in Control Termination Payment Multiple multiplied by (2) the sum of the Covered Executive’s (x) Base Salary plus (y) the Average Performance Bonus.
(g)    “Change in Control Termination Payment Multiple” shall mean a number determined by the Company and set forth in a Covered Executive’s Letter Agreement used for purposes of calculating the Covered Executive’s Change in Control Termination Payment.
(h)    “Code” shall mean the Internal Revenue Code of 1986, as amended.
(i)    A Covered Executive shall be deemed to have been “Constructively Discharged” upon the occurrence of any one of the following events:

(i)    the Covered Executive is not re-elected to, or is removed from, the Covered Executive’s position with the Employer, other than as a result of the Covered Executive’s election or appointment to positions of equal or superior scope and responsibility; or
(ii)    a material diminution in the Covered Executive’s responsibilities, authority or duties;
(iii)    a material breach of Section 15 of this Plan by the Company, the Employer or their or its successor in a Change in Control due to such successor’s failure to expressly assume and perform this Plan in accordance with such Section;
(iv)    the Employer changes the primary employment location of the Covered Executive to a place that is more than 50 miles from 6711 Columbia Gateway Drive, Suite 300, Columbia, Maryland 21046.
Notwithstanding the foregoing, the Covered Executive shall not be deemed to be Constructively Discharged unless (1) the Covered Executive notifies the Employer in writing of the occurrence of the condition that would constitute a Constructive Discharge hereunder within 90 days after the first occurrence of such condition; (ii) the Employer fails to remedy the condition within 30 days after such notice is provided (the “Cure Period”); and (iii) the Covered Executive terminates the Covered Executive’s employment within 10 days after the end of the Cure Period.
(j)    “Pro-Rata Bonus” shall mean, if and to the extent that a bonus pool is funded by the Company and/or the Employer with respect to the applicable annual cash performance bonus plan or program of the Employer in which the Covered Executive participates, a pro-rated annual cash performance bonus for the year of termination through the Covered Executive’s Date of Termination, determined based on the Covered Executive’s Target Bonus. Notwithstanding the foregoing, if a Terminating Event occurs with respect to a Covered Executive in connection with or within 12 months following a Change in Control, the Covered Executive’s Pro-Rata Bonus shall equal a pro-rated annual cash performance bonus for the year of termination through the Date of Termination based on the Covered Executive’s Target Bonus, without regard to whether a bonus pool is funded by the Company and/or the Employer with respect to the applicable annual cash bonus plan or program. In addition, if the Covered Executive’s cash performance bonus, if any, with respect to the prior year has not been paid as of the Covered Executive’s Date of Termination, then the Pro‑Rata Bonus shall also include an amount equal to the Covered Executive’s actual cash performance bonus for such prior year, determined based on and under the terms and conditions of the applicable performance bonus plan or program regardless of any condition under such plan or program requiring the Covered Executive to remain employed by the Employer or the Company for any period subsequent to the Covered Executive’s Date of Termination in order to receive such bonus.
(k)    “Termination Payment Multiple” shall mean a number determined by the Company and set forth in a Covered Executive’s Letter Agreement used for purposes of calculating the Covered Executive’s Termination Payment.
(l)    “Target Bonus” shall mean the Covered Executive’s target annual cash performance bonus as determined by the Employer for the year of termination (or prior year, if a target has not yet been set for the year of termination).
(m)    “Terminating Event” shall mean any of the following events: (i) termination by the Employer of the employment of the Covered Executive for any reason other than for Cause, death or disability; or (ii) termination by the Covered Executive of the Covered Executive’s employment with the Employer because the Covered Executive has been Constructively Discharged. Notwithstanding the foregoing, a Terminating Event shall not be deemed to have occurred herein solely as a result of the Covered Executive being an employee of any direct or indirect successor to the business or assets of the Company and/or the Employer.
(n)    “Termination Payment” shall mean an amount equal to (1) the Covered Executive’s Termination Payment Multiple multiplied by (2) the sum of the Covered Executive’s (x) Base Salary plus (y) the Average Performance Bonus.
3.    Termination Benefits.
(a)    If a Terminating Event occurs with respect to a Covered Executive while this Plan remains in effect and the Covered Executive remains a Covered Executive under this Plan, the Company or the Employer (as applicable) shall pay or provide to the Covered Executive any earned but unpaid Base Salary, unpaid expense reimbursements, accrued but unused vacation and any vested benefits the Covered Executive may be entitled to under any employee benefit plan of the Employer within the time required by law but in no event more than 30 days after the Covered Executive’s Date of Termination (the “Accrued Benefit”). In addition, in such event, subject to the execution of a release in substantially the form attached hereto as Exhibit II (which the Company and the Employer may amend from time-to-time) (the “Release”), by the Covered Executive and the expiration of any revocation period with respect to such Release no later than 60 days following the Covered Executive’s Date of Termination, the Covered Executive shall be entitled to the following payments and benefits:
(i)    the Covered Executive’s Termination Payment;
(ii)    the Covered Executive’s Pro-Rata Bonus, if any;
(iii)    continuing coverage under the Employer’s group medical, dental and vision plans as would have applied (and at such cost to the Covered Executive) if the Covered Executive remained employed by the Employer for a period equal to the lesser of (i) 12 months following the Covered Executive’s Date of Termination or (ii) the period from the Covered Executive’s Date of Termination until such items are available to the Covered Executive under another group health plan;
(iv)    the Company shall allow a period of 18 months following the Covered Executive’s Date of Termination (but in no event beyond the expiration of any option term or period specified in the option agreement with the Covered Executive) to exercise any options granted to the Covered Executive under any stock option or share incentive plan established by the Company (“Stock Plan”); and

(v)    notwithstanding the vesting schedule otherwise applicable, (1) the Covered Executive shall be fully vested in all of the Covered Executive’s equity awards under any Stock Plan or similar program to the extent such equity awards are subject to a time-based vesting schedule, and (2) any accelerated vesting of the Covered Executive’s equity awards under any Stock Plan or similar program that is subject to performance-based vesting shall occur in accordance with the terms of the applicable award agreement.
(b)    Subject, to the extent applicable, to the six-month delay described in Section 8(a), below, (x) the Termination Payment described in Section 3(a)(i) above shall be paid in substantially equal installments in accordance with the Employer’s payroll practice over 12 months, commencing on the first payroll date that occurs 60 days after the Covered Executive’s Date of Termination; provided, that the initial payment shall include a catch-up payment to cover amounts retroactive to the day immediately following the Covered Executive’s Date of Termination; (y) the bonus(es) described in Section 3(a)(ii) above, if any, shall be paid in a lump-sum in the year following the year to which such bonus(es) relate at such time as such bonus(es) are paid to continuing executives of the Employer under the applicable bonus plan or program (or, if later, on the first payroll date that occurs 60 days following the Covered Executive’s Date of Termination); and (z) notwithstanding the terms of the existing award agreements otherwise applicable, accelerated vesting described in Section 3(a)(v) above will occur on the 60th day after the Covered Executive’s Date of Termination. If a Terminating Event occurs with respect to a Covered Executive pursuant to which the Covered Executive is entitled to the payments and benefits set forth above, subject to the Covered Executive’s execution of the Release and the expiration of the related revocation period, then any termination or forfeiture of unvested equity awards eligible for acceleration of vesting pursuant to Section 3(a)(v) above that otherwise would have occurred on or within 60 days after the Covered Executive’s Date of Termination will be delayed until the 60th day after the Covered Executive’s Date of Termination (but, in the case of any stock option, not later than the expiration date of such stock option specified in the option agreement with the Covered Executive) and will only occur to the extent such equity awards do not vest pursuant to Section 3(a)(v) above.
(c)    Notwithstanding the foregoing, if a Terminating Event occurs with respect to a Covered Executive in connection with or within 12 months following a Change in Control while this Plan remains in effect and the Covered Executive remains a Covered Executive under this Plan (and subject to the Covered Executive’s execution, without revocation, of the Release):
(i)    the Covered Executive shall be entitled receive an amount equal to the Change in Control Termination Payment in lieu of the Termination Payment payable pursuant to Section 3(a)(i), above;
(ii)    the Change in Control Termination Payment and the Pro-Rata Bonus shall each be paid in a single lump-sum on the first payroll date that occurs 60 days following the Covered Executive’s Date of Termination, subject, to the extent applicable, to the six-month delay described in Section 8(a), below and provided such Change in Control also constitutes a “change in ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the Company’s assets” for purposes of Section 409A of the Code and the regulations promulgated thereunder.

(d)    Notwithstanding anything herein, if the Covered Executive breaches any of the provisions of the Restrictive Covenants set forth in the Letter Agreement, all payments and benefits described in this Section 3 shall immediately cease and the Company and the Employer shall have the right to terminate or recoup the payments and benefits previously provided pursuant to this Section 3.
4.    Additional Limitation.
(a)    Anything in this Plan to the contrary notwithstanding, in the event that any compensation, payment or distribution by the Company to or for the benefit of a Covered Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise (the “Compensatory Payments”), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision), then the Covered Executive’s Compensatory Payments shall be reduced (but not below zero) so that the sum of all of the Covered Executive’s Compensatory Payments shall be $1.00 less than the amount at which the Covered Executive becomes subject to the excise tax imposed by Section 4999 of the Code (or any successor provision); provided that such reduction shall only occur if it would result in the Covered Executive receiving a higher After Tax Amount (as defined below) than the Covered Executive would receive if the Compensatory Payments were not subject to such reduction. In such event, the Covered Executive’s Compensatory Payments shall be reduced in the following order: (1) cash payments not subject to Section 409A of the Code; (2) cash payments subject to Section 409A of the Code; (3) equity-based payments and acceleration; and (4) non-cash forms of benefits. To the extent any payment is to be made over time (e.g., in installments, etc.), then the payments shall be reduced in reverse chronological order.
(b)    For purposes of this Section 4, the “After Tax Amount” means the amount of the Covered Executive’s Compensatory Payments less all federal, state, and local income, excise and employment taxes imposed on the Covered Executive as a result of the Covered Executive’s receipt of such Compensatory Payments. For purposes of determining the After Tax Amount, each Covered Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation applicable to individuals for the calendar year in which the determination is to be made, and state and local income taxes at the highest marginal rates of individual taxation in the state and locality of the Covered Executive’s residence on the Terminating Event, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.
(c)    The determination as to whether a reduction in a Covered Executive’s Compensatory Payments shall be made pursuant to Section 4(a) shall apply to the Covered Executive shall be made by a nationally recognized accounting firm selected by the Company (the “Accounting Firm”), which shall provide detailed supporting calculations both to the Company and the Covered Executive within 15 business days of the Terminating Event, if applicable, or at such earlier time as is reasonably requested by the Company or the Covered Executive. Any determination by the Accounting Firm shall be binding upon the Company and the Covered Executive.
5.    Arbitration of Disputes. Except as provided in the Restrictive Covenants attached as an exhibit to the Letter Agreement, any dispute or controversy arising under or in connection with this Plan or the Covered Executive’s employment by the Employer shall be settled exclusively by arbitration, conducted by a single arbitrator sitting in Columbia, MD in accordance with the rules of the American

Arbitration Association (the “AAA”) then in effect. The arbitrator shall be selected by the parties from a list of 11 arbitrators provided by the AAA, provided that no arbitrator shall be related to or affiliated with either of the parties. No later than 10 days after the list of proposed arbitrators is received by the parties, the parties, or their respective representatives, shall meet at a mutually convenient location in Columbia, Maryland, or telephonically. At that meeting, the party who sought arbitration shall eliminate one proposed arbitrator and then the other party shall eliminate one proposed arbitrator. The parties shall continue to alternatively eliminate names from the list of proposed arbitrators in this manner until each party has eliminated five proposed arbitrators. The remaining arbitrator shall arbitrate the dispute. Each party shall submit, in writing, the specific requested action or decision it wishes to take, or make, with respect to the matter in dispute, and the arbitrator shall be obligated to choose one party’s specific requested action or decision, without being permitted to effectuate any compromise or “new” position; provided, however, that the arbitrator is authorized to award amounts not in dispute during the pendency of any dispute or controversy arising under or in connection with this Plan. All third-party costs of the arbitration proceeding, including, without limitation, the fees, costs and expenses of the arbitrator shall be shared equally by the parties; provided, however, that each party shall bear its own attorney’s fees and costs and all other fees and costs that it incurs in representing itself and participating in the arbitration proceeding and provided further that the Employer shall reimburse a Covered Employee for such reasonable attorney’s fees and costs if the Covered Employee prevails on the merits with respect to at least one material issue in such arbitration. Judgment may be entered on the arbitrator’s award in any court having jurisdiction; including, if applicable, entry of a permanent injunction under the Restrictive Covenants attached as an exhibit to the Letter Agreement.
6.    Enforcement and Governing Law. The provisions of this Plan and each Letter Agreement (including the Restrictive Covenants) shall be regarded as divisible and separate; if any of said provisions should be declared invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of the remaining provisions shall not be affected thereby. This Plan and each Letter Agreement (including the Restrictive Covenants) shall be construed and the legal relations of the parties hereto shall be determined in accordance with the laws of the State of Maryland as it constitutes the situs of the corporation and the employment hereunder, without reference to the law regarding conflicts of law.
7.    Withholding. All payments made under this Plan shall be net of any tax or other amounts required to be withheld by the Employer under applicable law.
8.    Section 409A.
(a)    Anything in this Plan to the contrary notwithstanding, if at the time of the Covered Executive’s “separation from service” within the meaning of Section 409A of the Code, the Company determines that the Covered Executive is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Covered Executive becomes entitled to under this Plan would be considered deferred compensation subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Covered Executive’s separation from service, or (B) the Covered Executive’s death.

(b)    It is intended that this Plan will be administered in accordance with Section 409A of the Code. To the extent that any provision of this Plan is ambiguous as to its compliance with Section 409A of the Code, the provision shall be read in such a manner so that all payments hereunder comply with Section 409A of the Code. Each payment pursuant to this Plan, including but not limited to each installment payment of the Termination Payment and/or the Change in Control Termination Payment (as applicable), is intended to constitute a separate payment for purposes of Treasury Regulation Section 1.409A‑2(b)(2).
(c)    To the extent that any payment or benefit described in this Plan constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Covered Executive’s termination of employment, then such payments or benefits shall be payable only upon the Covered Executive’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A‑1(h).
(d)    The Company and the Employer make no representation or warranty and shall have no liability to the Covered Executive or any other person if any provisions of this Plan are determined to constitute deferred compensation subject to Section 409A of the Code but do not satisfy an exemption from, or the conditions of, such Section.
9.    Notice and Date of Termination.
(a)    Notice of Termination. After the occurrence of a Termination Event, such event shall be communicated by written Notice of Termination from the Company to the Covered Executive or vice versa in accordance with this Section 9. For purposes of this Plan, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Plan relied upon and the Covered Executive’s Date of Termination.
(b)    Date of Termination. “Date of Termination,” with respect to any purported termination of a Covered Executive’s employment, shall mean the date the Covered executive’s employment terminates, as specified in the Covered Executive’s Notice of Termination.
(c)    Notice to the Company and the Employer. Covered Executive will send all communications to the Company and the Employer relating to this Plan, in writing, by hand delivery or by registered or certified mail, postage prepaid, addressed as follows, subject to change when notified by the Company and the Employer:
Corporate Office Properties L.P.
Corporate Office Properties Trust
Attention: General Counsel
6711 Columbia Gateway Drive, Suite 300
Columbia, MD 21046

and to:

Corporate Office Properties L.P.
Corporate Office Properties Trust
Attention: Senior Vice President, Human Resources
6711 Columbia Gateway Drive, Suite 300
Columbia, MD 21046

(d)    Notice to the Covered Executive. The Company and the Employer will send all communications to the Covered Executive, relating to this Plan, in writing, addressed to the Covered Executive at the last address the Covered Executive has filed in writing with the Company.
10.    No Mitigation. The Covered Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Covered Executive by the Company under this Plan. Further, the amount of any payment provided for in this Plan shall not be reduced by any compensation earned by the Covered Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Covered Executive to the Company, or otherwise.
11.    Benefits and Burdens. This Plan shall inure to the benefit of and be binding upon the Company and the Covered Executives, their respective successors, executors, administrators, heirs and permitted assigns. In the event of a Covered Executive’s death after a Terminating Event but prior to the completion by the Company of all payments due the Covered Executive under this Plan, the Company shall continue such payments to the Covered Executive’s beneficiary designated in writing to the Company prior to the Covered Executive’s death (or to the Covered Executive’s estate, if the Covered Executive fails to make such designation).
12.    Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Plan, or the waiver by any party of any breach of this Plan, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.
13.    Effect on Other Plans. Nothing in this Plan shall be construed to limit the rights of the Covered Executives under the Company benefit plans, programs or policies.
14.    Amendment or Termination of Plan. The Company and the Employer may amend or terminate this Plan at any time or from time to time for any reason, provided that the provisions of Sections 5 and 6 of this Plan and the Restrictive Covenants set forth in the Letter Agreement shall survive the termination of this Plan. The Company and the Employer shall provide reasonable notice to affected Covered Executives in the event of any such amendment or termination. Notwithstanding the foregoing, a Covered Executive’s rights to receive payments and benefits pursuant to this Plan in connection with a Terminating Event occurring in connection with or within 12 months following a Change in Control may not be adversely affected, without the Covered Executive’s consent, by an amendment or termination of this Plan occurring within 12 months before or after the Change in Control.
15.    Obligations of Successors. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) in a Change in Control to expressly assume and agree to perform this Plan in the same manner and to the same extent that the Company and the Employer would be required to perform if no such succession had taken place and failure to so expressly assume and agree to perform shall be a material breach of this Plan.
Adopted: As of March 8, 2013